Exhibit 99.1
FOR IMMEDIATE RELEASE
October 26, 2016

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Third Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 129-year-old IBERIABANK (www.iberiabank.com), reported financial results for the third quarter ended September 30, 2016. For the quarter, the Company reported income available to common shareholders of $44.5 million, or $1.08 fully diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the third quarter of 2016 was also $1.08 per common share (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “We continue to make great strides toward identifying and reducing our risk exposures and resolving our energy-related matters. The resolution process has generally progressed as we expected; however, the 'conveyor belt' on which these matters get resolved accelerated during the third quarter. That acceleration caused us to report higher levels of energy-related non-performing assets, interest accrual reversals, and net charge-offs than in prior quarters. While these energy-related items and other notable expenses suppressed our financial results in the third quarter of 2016, we believe some of these items may diminish or reverse in future periods. We also believe this accelerated process has brought us to the point at which our energy concerns have crested."

Byrd continued, "Our top-line revenues in the third quarter benefited from good loan growth and exceptional deposit growth, while margin compression and lower mortgage income partially offset the benefits of favorable client growth. The loan loss provision has likely crested as a result of the accelerated timing of energy-related asset resolution. Our stable tangible core efficiency ratio of 60% confirms our continued focus on cost control. We remain optimistic regarding our relative growth prospects, favorable risk position, and the competitive dynamics within the banking industry."

Highlights for the third quarter of 2016 and at September 30, 2016:

•
The Company continued to reduce energy-related exposures as energy-related loans ("energy loans") decreased $62 million, or 9%, between June 30, 2016 and September 30, 2016, and at September 30, 2016, equated to 4.0% of total loans. At September 30, 2016, the Company had approximately $29 million in reserves for energy loans and unfunded commitments (which equated to 4.9% of energy loans outstanding). Energy-related non-performing assets increased $93 million, or 153%, between quarter-ends as the problem asset resolution process continued.

•
The Company's reported and cash net interest margins declined eight and 10 basis points, respectively, on a linked quarter basis. The declines in the reported and cash margins were primarily the result of interest accrual reversals for loans moved to non-accrual status during the third quarter of 2016, accelerated bond premium amortization, and additional balance sheet liquidity.

•
On a linked quarter basis, the Company's revenues decreased $4.4 million, or 2%, and non-GAAP core revenues decreased $2.7 million, or 1%. Over the same period, GAAP expenses decreased $1.4 million, or 1%, and non-GAAP core expenses decreased $1.3 million, or 1%. The efficiency ratio increased from 61.3% to 61.9%, while the non-GAAP core tangible efficiency ratio increased from 60.0% to 60.1% on a linked quarter basis.

•
Total loan growth was $202 million, or 1%, between June 30, 2016 and September 30, 2016. Legacy loan growth, which excludes all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”), increased $429 million, or 4% (14% annualized rate), on a period-end basis and $446 million, or 4% (15% annualized rate), on an average balance basis.

•
Total deposits increased $660 million, or 4%, between quarter-ends, and increased $97 million, or 1%, on an average balance basis. Non-interest-bearing deposits increased $248 million, or 5%, between quarter-ends and increased $142 million, or 3%, on an average balance basis.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	9/30/2016	6/30/2016	% Change	9/30/2015	% Change
GAAP BASIS:
Net income available to common shareholders	$44,478	$49,956	(11.0)	$42,475	4.7
Earnings per common share - diluted	1.08	1.21	(10.7)	1.03	4.9

Average gross loans and leases	$14,802,199	$14,570,945	1.6	$14,009,601	5.7
Average total deposits	16,076,742	15,979,391	0.6	16,369,564	(1.8)
Net interest margin (TE) (1)	3.53%	3.61%		3.50%

Total revenues	$223,238	$227,670	(1.9)	$212,595	5.0
Total non-interest expense	138,139	139,504	(1.0)	144,968	(4.7)
Efficiency ratio	61.9%	61.3%		68.2%
Return on average assets	0.94	1.02		0.86
Return on average common equity	7.00	8.05		7.09

NON-GAAP BASIS (2):
Core revenues	$223,226	$225,881	(1.2)	$210,374	6.1
Core non-interest expense	138,139	139,443	(0.9)	140,497	(1.7)
Core earnings per common share - diluted	1.08	1.18	(8.5)	1.07	0.9
Core tangible efficiency ratio (TE) (1) (4)	60.1%	60.0%		64.8%
Core return on average assets	0.94	1.00		0.89
Core return on average tangible common equity(4)	10.30	11.64		11.18
Net interest margin (TE) - cash basis (1) (3)	3.31	3.41		3.31

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3) See Table 11 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $227 million, or 2%, and the associated tax-equivalent yield decreased four basis points. Over that period, average legacy loans increased $446 million, or 4%, with a decrease in yield of three basis points, and average Acquired Assets (including the FDIC loss share receivable) decreased $219 million, or 8%, and the yield increased nine basis points. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, increased a net of $139 million, or 4%.

On a linked quarter basis, average earning assets increased $366 million, or 2%, and the average earning asset yield decreased eight basis points. Average interest-bearing liabilities increased $153 million, or 1%, and the cost of interest-bearing liabilities increased three basis points. As a result, the net interest spread declined 11 basis points and the net interest margin declined eight basis points. On a linked quarter basis, tax-equivalent net interest income increased $0.7 million, or less than 1%.

In the third quarter of 2016, non-interest income decreased $5.1 million, or 8%, compared to the second quarter of 2016. As a result of gains on the sale of investment securities in the second quarter of 2016, core non-interest income decreased $3.3 million, or 5%, on a linked quarter basis. The primary changes in core non-interest income on a linked quarter basis included:

•	Decreased mortgage income of $4.2 million, or 16% (which included a $1.1 million negative fair value adjustment to move certain mortgage loans to held for investment); and

•	Decreased title revenues of $0.1 million, or 2%; partially offset by

•	Increased credit card income of $0.8 million; and

•	Increased treasury management income of $0.3 million.

In the third quarter of 2016, the Company originated $699 million in residential mortgage loans, down $10 million, or 1%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 26% of mortgage loan applications in the third quarter of 2016, compared to 16% on a linked quarter basis. The Company sold $706 million in mortgage loans during the third quarter of 2016, up $33 million, or 5%, on a linked quarter basis. Loans held for sale decreased from $230 million at June 30, 2016, to $211 million at September 30, 2016. The mortgage origination locked pipeline was $282 million at September 30, 2016, down $63 million, or 18%, between quarter-ends, and was down slightly compared to one year ago. At October 21, 2016, the locked pipeline was $283 million, up slightly compared to September 30, 2016.

Non-interest expense decreased $1.4 million, or 1%, on a linked quarter basis, while core expense decreased $1.3 million, or 1%. Core expense changes included the following on a linked-quarter basis:

•	Increased health care costs of $1.3 million;

•	Increased professional services expense of $1.2 million;

•	Increased franchise and share tax of $0.7 million; and

•	Increased FDIC insurance premiums of $0.4 million; partially offset by

•	Decreased annual incentives expense of $1.7 million;

•	Decreased credit and loan-related expenses of $1.0 million;

•	Decreased payroll taxes of $1.0 million;

•	Decreased OREO expense of $0.8 million; and

•	Decreased mortgage commission expenses of $0.4 million.

The Company's core tangible efficiency ratio in the third quarter of 2016 was 60.1%, up slightly from 60.0% in the second quarter of 2016. The Company continues to focus on expense containment and revenue enhancement strategies intended to further improve its targeted core tangible efficiency ratio.

The Company anticipates it will record a reduced income tax expense of approximately $6 million upon filing its 2015 tax return in the fourth quarter of 2016. The after-tax non-core EPS benefit of this lower tax expense is estimated to be approximately 15 cents per common share in the fourth quarter of 2016.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		9/30/2016	6/30/2016	% Change	9/30/2015	% Change
PERIOD-END BALANCES:
	Total loans and leases	$14,924,499	$14,722,561	1.4	$14,117,019	5.7
	Legacy loans and leases	12,413,370	11,984,849	3.6	10,779,258	15.2
	Total deposits	16,522,517	15,862,027	4.2	16,303,065	1.3

ASSET QUALITY RATIOS (LEGACY):
	Past due loans to total loans (1)	2.20%	1.18%		0.64%
	Non-performing assets to total assets (2)	1.33	0.63		0.43
	Classified assets to total assets (3)	2.18	2.09		0.83

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.87%	9.00%		8.75%
	Tier 1 leverage ratio	9.70	9.70		9.33
	Total risk-based capital ratio	12.47	12.46		12.15

PER COMMON SHARE DATA:
	Book value	$61.71	$61.05	1.1	$58.49	5.5
	Tangible book value (Non-GAAP) (4) (5)	43.26	42.53	1.7	39.95	8.3
	Closing stock price	67.12	59.73	12.4	58.21	15.3
	Cash dividends	0.36	0.34	5.9	0.34	5.9

(1)	Past due loans include non-accruing loans.
(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(3)	Classified assets consist of $398 million, $364 million and $133 million at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.
(4)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Loans

Total loans increased $202 million, or 1%, between June 30, 2016, and September 30, 2016. Over that period, Acquired Assets decreased $227 million, or 8%, and legacy loans increased $429 million, or 4% (14% annualized rate), including a decrease in total energy loans of $62 million, or 9%, and a decline in indirect automobile loans of $28 million, or 16%. During the third quarter of 2016, legacy commercial loans increased $344 million, or 4% (which included $42 million in small business loan growth, up 4%, or 14% annualized rate), legacy consumer loans increased $49 million, or 2%, and legacy mortgage loans increased $45 million, or 6%. Period-end loan growth during the third quarter of 2016 was strongest in the Atlanta, Birmingham, and Tampa markets. Funded loan origination and renewal mix in the third quarter of 2016 was 35% fixed rate and 65% floating rate, and total loans outstanding (excluding non-accruals) were 44% fixed and 56% floating. Commitments originated and/or renewed during the third quarter of 2016 were $1.4 billion (down 18% on a linked quarter basis). Loans originated and/or renewed during the third quarter of 2016 totaled $1.0 billion (down 1% on a linked quarter basis). At September 30, 2016, the Company's commercial loan pipeline was approximately $630 million.

Table C - Period-End Loans
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2016	6/30/2016	9/30/2015	$	%	Annualized	$	%	9/30/2016	6/30/2016
Legacy loans:
Commercial	$9,119,234	$8,784,789	$7,815,161	334,445	3.8	15.2%	1,304,073	16.7	73.4%	73.3%
Residential mortgage	840,082	794,701	660,543	45,381	5.7	22.8%	179,539	27.2	6.8%	6.6%
Consumer	2,454,054	2,405,359	2,303,554	48,695	2.0	8.0%	150,500	6.5	19.8%	20.1%
Total legacy loans	12,413,370	11,984,849	10,779,258	428,521	3.6	14.3%	1,634,112	15.2	100.0%	100.0%

Acquired loans:
Balance at beginning of period	2,737,712	2,922,547	3,555,010	(184,835)	(6.3)		(817,298)	(23.0)
Loans acquired during the period	—	—	—	—	—		—	—
Net paydown activity	(226,583)	(184,835)	(217,249)	(41,748)	22.6		(9,334)	4.3
Total acquired loans	2,511,129	2,737,712	3,337,761	(226,583)	(8.3)		(826,632)	(24.8)
Total loans	$14,924,499	$14,722,561	$14,117,019	201,938	1.4		807,480	5.7

Energy loans outstanding totaled $600 million at September 30, 2016, down $62 million, or 9%, compared to June 30, 2016, and equated to approximately 4.0% of total loans (down from 4.5% at June 30, 2016). Energy-related commitments totaled $1.0 billion at September 30, 2016, down $64 million, or 6%, compared to June 30, 2016. Loans to exploration and production companies accounted for 50% of energy loans outstanding and 54% of energy loan commitments at September 30, 2016. Midstream companies accounted for 19% of energy loans and 20% of energy loan commitments, and service companies accounted for 31% of energy loans and 26% of energy loan commitments. At September 30, 2016, $154 million in energy loans were on non-accrual status (compared to $61 million at June 30, 2016), and no energy loans (excluding non-accruing loans) were past due greater than 30 days at quarter-end. At September 30, 2016, approximately 42% of energy loans were classified and 53% were criticized, compared to 37% and 47%, respectively at June 30, 2016. To date, the Company has experienced $15 million in energy-related charge-offs. Additional information regarding the Company’s energy loan and commitment exposure is provided in Table 8 of this press release and in the supplemental investor presentation.

At September 30, 2016, the Company’s indirect automobile lending business had approximately $154 million in loans outstanding, down $28 million, or 16%, compared to June 30, 2016 (1.0% of total loans outstanding compared to 1.2% at June 30, 2016).

Deposits

Total deposits increased $660 million, or 4%, between June 30, 2016 and September 30, 2016. Over that period, non-interest-bearing deposits increased $248 million, or 5%, and equated to 29% of total deposits at September 30, 2016. NOW accounts decreased $80 million, or 3%, savings deposits edged up $2 million, or less than 1%, and time deposits increased $34 million, or 2%. Between June 30, 2016 and September 30, 2016, money market accounts increased $457 million, or 8%. Deposit growth during the third quarter of 2016 was strongest in the Houston, Orlando, Tampa, New Orleans, and Mobile markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2016	6/30/2016	9/30/2015	$	%	Annualized	$	%	9/30/2016	6/30/2016
Non-interest-bearing	$4,787,485	$4,539,254	$4,392,808	248,231	5.5	21.9%	394,677	9.0	29.0%	28.6%
NOW accounts	2,904,835	2,985,284	2,635,021	(80,449)	(2.7)	(10.8)%	269,814	10.2	17.6%	18.8%
Money market accounts	5,847,913	5,391,390	6,274,428	456,523	8.5	33.9%	(426,515)	(6.8)	35.4%	34.0%
Savings accounts	798,781	796,855	725,435	1,926	0.2	1.0%	73,346	10.1	4.8%	5.0%
Time deposits	2,183,503	2,149,244	2,275,373	34,259	1.6	6.4%	(91,870)	(4.0)	13.2%	13.6%
Total deposits	$16,522,517	$15,862,027	$16,303,065	660,490	4.2	16.7%	219,452	1.3	100.0%	100.0%

On an average balance and linked quarter basis, non-interest-bearing deposits increased $142 million, or 3%, and interest-bearing deposits decreased $44 million, or less than 1%. The rate on average interest-bearing deposits in the third quarter of 2016 was 0.44%, up two basis points on a linked quarter basis.

Other Assets And Funding

On an average balance and linked quarter basis, the investment portfolio decreased $26 million, or 1%, to $2.8 billion in the third quarter of 2016. On a period-end basis, the investment portfolio equated to $3.0 billion, or 14% of total assets at September 30, 2016, up $107 million, or 4%, compared to June 30, 2016. The investment portfolio had an effective duration of 3.0 years at September 30, 2016, compared to 2.7 years at June 30, 2016. The investment portfolio had a $42 million unrealized gain at September 30, 2016, down from $52 million at June 30, 2016. The average yield on investment securities decreased nine basis points on a linked quarter basis, to 2.09% in the third quarter of 2016. Accelerated bond premium amortization totaled approximately $0.7 million and caused a five-basis point decline in the investment portfolio yield. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 10% of total investments at September 30, 2016. The Company holds for investment no sovereign debt, equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) increased $108 million, or 17%, and the cost of short-term borrowings decreased two basis points. At September 30, 2016, short-term borrowings (including repurchase agreements) decreased $52 million, or 7%, compared to June 30, 2016. On a linked quarter basis, average long-term debt increased $89 million, or 15%, and the cost of long-term debt decreased 18 basis points to 2.06%. The cost of average interest-bearing liabilities was 0.53% in the third quarter of 2016, up three basis points on a linked quarter basis.

Asset Quality

Net charge-offs totaled $10.2 million in the third quarter of 2016, down $1.7 million, or 14%, compared to the second quarter of 2016. Annualized net charge-offs equated to 0.27% of average loans in the third quarter of 2016, a six-basis point improvement on a linked quarter basis. Energy loans accounted for approximately 68% of the net charge-offs incurred during the third quarter of 2016. The Company’s provision for loan losses increased $0.6 million, or 5%, on a linked quarter basis to $12.5 million. The provision for loan losses covered net charge-offs in the third quarter of 2016 by 122% compared to 100% in the second quarter of 2016. The Company's reserve for unfunded commitments, which is included in credit and loan related expense in non-

interest expense, declined $1.8 million during the third quarter of 2016 to $12.0 million at September 30, 2016 ($1.0 million of which were energy-related).

Aggregate loans past due 30 to 89 days decreased $9 million, or 15%, and equated to 0.34% of total loans at September 30, 2016, compared to 0.40% at June 30, 2016.

Primarily as a result of an acceleration in the resolution of troubled energy loans, non-performing assets ("NPAs") increased $126 million, or 62%, to $328 million at September 30, 2016. Acquired NPAs declined $7 million, or 8%, while legacy NPAs, which include energy and non-energy loans, increased $134 million, or 122%, and equated to 1.33% of total assets. Energy-related NPAs (which are included in legacy loans) increased by $93 million, or 153%, and accounted for 74% of the increase in the Company's total NPAs during the third quarter of 2016. At September 30, 2016, non-energy-related legacy NPAs increased $41 million, or 83%, and equated to 0.51% of total assets, up from 0.29% at June 30, 2016.

Capital Position

At September 30, 2016, the Company reported a non-GAAP tangible common equity ratio of 8.87%, down 13 basis points compared to June 30, 2016, and the preliminary Tier 1 leverage ratio was 9.70%, unchanged compared to June 30, 2016. The Company’s preliminary calculation of its total risk-based capital ratio at September 30, 2016, was 12.47%, up one basis point compared to June 30, 2016.

At September 30, 2016, book value per common share was $61.71, up $0.66 per share, or 1%, compared to June 30, 2016. Tangible book value per common share was $43.26, up $0.73 per share, or 2%, compared to June 30, 2016. Based on the closing stock price of the Company’s common stock of $69.95 per share on October 26, 2016, this price equated to 1.13 times September 30, 2016 book value per common share and 1.62 times September 30, 2016 tangible book value per common share.

Cash Dividends On Common Stock. On September 12, 2016, the Company declared a quarterly cash dividend of $0.36 per common share, a 6% increase on a linked quarter basis. This common dividend level equated to an annualized dividend rate of $1.44 per common share. Based on the Company's closing common stock price on October 26, 2016, the indicated dividend yield was 2.06% per common share. The payment of dividends is at the discretion of the Board of Directors.

Series B Preferred Stock. On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series B preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds from the transaction. On July 5, 2016, the Company declared a semi-annual cash dividend of $0.828 per depositary share that was payable on August 1, 2016.

Series C Preferred Stock. On May 9, 2016, the Company sold 2.3 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series C preferred stock has an initial coupon equal to 6.60% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 492 basis points. The Company raised approximately $57.5 million in gross proceeds from the transaction. On September 12, 2016, the Company declared a quarterly cash dividend of $0.41 per depositary share that is payable on November 1, 2016.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. The Company did not repurchase common shares under the authorized program during the third quarter of 2016.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 304 combined offices, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 69 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $2.9 billion, based on the NASDAQ Global Select Market closing stock price on October 26, 2016.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FBR & Co.

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, October 27, 2016, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 9650180. A replay of the call will be available until midnight Central Time on November 3, 2016 by dialing 1-877-344-7529. The confirmation code for the replay is 10093373. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s

Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, utilization of non-GAAP financial measures, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, compliance with laws and regulations, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	9/30/2016	6/30/2016	% Change	9/30/2015	% Change
Net interest income	$163,417	$162,753	0.4	$155,117	5.4
Net interest income (TE) (1)	165,795	165,085	0.4	157,302	5.4
Total revenues	223,238	227,670	(1.9)	212,595	5.0
Provision for loan losses	12,484	11,866	5.2	5,062	146.6
Non-interest expense	138,139	139,504	(1.0)	144,968	(4.7)
Net income available to common shareholders	44,478	49,956	(11.0)	42,475	4.7

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.08	$1.21	(10.7)	$1.04	3.8
Earnings available to common shareholders - diluted	1.08	1.21	(10.7)	1.03	4.9
Core earnings (Non-GAAP) (2)	1.08	1.18	(8.5)	1.07	0.9
Book value	61.71	61.05	1.1	58.49	5.5
Tangible book value (Non-GAAP) (2) (3)	43.26	42.53	1.7	39.95	8.3
Closing stock price	67.12	59.73	12.4	58.21	15.3
Cash dividends	0.36	0.34	5.9	0.34	5.9

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.53%	3.61%		3.50%
Efficiency ratio	61.9	61.3		68.2
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	60.1	60.0		64.8
Return on average assets	0.94	1.02		0.86
Return on average common equity	7.00	8.05		7.09
Core return on average tangible common equity (Non-GAAP) (2)(3)	10.30	11.64		11.18
Effective tax rate	33.8	33.4		32.1
Full-time equivalent employees	3,129	3,122		3,214

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	8.87%	9.00%		8.75%
Tangible common equity to risk-weighted assets (3)	10.17	10.14		10.02
Tier 1 leverage ratio (4)	9.70	9.70		9.33
Common equity Tier 1 (CET 1) (transitional) (4)	10.13	10.07		10.08
Common equity Tier 1 (CET 1) (fully phased-in) (4)	10.07	9.99		9.92
Tier 1 capital (transitional) (4)	10.89	10.84		10.73
Total risk-based capital ratio (4)	12.47	12.46		12.15
Common stock dividend payout ratio	33.3	28.0		32.9
Classified assets to Tier 1 capital	26.1	25.1		17.5

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (5)	1.33%	0.63%	0.43%
	Allowance for loan losses to loans	0.88	0.89	0.80
	Net charge-offs to average loans (annualized)	0.33	0.38	0.09
	Non-performing assets to total loans and OREO (5)	1.96	0.92	0.65

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Capital ratios as of September 30, 2016 are estimated.
(5)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	All ratios are calculated on an annualized basis for the periods indicated.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Interest income	$180,504	$178,694	1,810	1.0	$176,936	$176,651	$171,077	9,427	5.5
Interest expense	17,087	15,941	1,146	7.2	15,533	15,491	15,960	1,127	7.1
Net interest income	163,417	162,753	664	0.4	161,403	161,160	155,117	8,300	5.4
Provision for loan losses	12,484	11,866	618	5.2	14,905	11,711	5,062	7,422	146.6
Net interest income after provision for loan losses	150,933	150,887	46	—	146,498	149,449	150,055	878	0.6
Mortgage income	21,807	25,991	(4,184)	(16.1)	19,940	16,765	20,628	1,179	5.7
Service charges on deposit accounts	11,066	10,940	126	1.2	10,951	11,431	11,342	(276)	(2.4)
Title revenue	6,001	6,135	(134)	(2.2)	4,745	5,435	6,627	(626)	(9.4)
Broker commissions	3,797	3,712	85	2.3	3,823	4,130	3,839	(42)	(1.1)
ATM/debit card fee income	3,483	3,650	(167)	(4.6)	3,503	3,569	3,562	(79)	(2.2)
Income from bank owned life insurance	1,305	1,411	(106)	(7.5)	1,202	1,096	1,093	212	19.4
Gain on sale of available-for-sale securities	12	1,789	(1,777)	(99.3)	196	6	280	(268)	(95.7)
Other non-interest income	12,350	11,289	1,061	9.4	11,485	10,071	10,107	2,243	22.2
Total non-interest income	59,821	64,917	(5,096)	(7.9)	55,845	52,503	57,478	2,343	4.1
Salaries and employee benefits	85,028	85,105	(77)	(0.1)	80,742	83,455	82,416	2,612	3.2
Occupancy and equipment	16,526	16,813	(287)	(1.7)	16,907	16,928	17,987	(1,461)	(8.1)
Amortization of acquisition intangibles	2,106	2,109	(3)	(0.1)	2,113	1,795	2,338	(232)	(9.9)
Other non-interest expense	34,479	35,477	(998)	(2.8)	37,690	36,797	42,227	(7,748)	(18.3)
Total non-interest expense	138,139	139,504	(1,365)	(1.0)	137,452	138,975	144,968	(6,829)	(4.7)
Income before income taxes	72,615	76,300	(3,685)	(4.8)	64,891	62,977	62,565	10,050	16.1
Income tax expense	24,547	25,490	(943)	(3.7)	22,122	18,570	20,090	4,457	22.2
Net income	48,068	50,810	(2,742)	(5.4)	42,769	44,407	42,475	5,593	13.2
Preferred stock dividends	(3,590)	(854)	(2,736)	(320.4)	(2,576)	—	—	(3,590)	N/M
Net income available to common shareholders	$44,478	$49,956	(5,478)	(11.0)	$40,193	$44,407	$42,475	2,003	4.7

Income available to common shareholders - basic	$44,478	$49,956	(5,478)	(11.0)	$40,193	$44,407	$42,475	2,003	4.7
Earnings allocated to unvested restricted stock	(462)	(540)	78	(14.4)	(460)	(505)	(492)	30	(6.1)
Income allocated to common shareholders	$44,016	$49,416	(5,400)	(10.9)	$39,733	$43,902	$41,983	2,033	4.8

Earnings per common share - basic	$1.08	$1.21	(0.13)	(10.7)	$0.98	$1.08	$1.04	0.04	3.8

Earnings per common share - diluted	1.08	1.21	(0.13)	(10.7)	0.97	1.08	1.03	0.05	4.9
Impact of non-core items (Non-GAAP) (1)	—	(0.03)	0.03	(100.0)	0.04	0.03	0.04	(0.04)	(100.0)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$1.08	$1.18	(0.10)	(8.5)	$1.01	$1.11	$1.07	0.01	0.9

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,052	41,232	(180)	(0.4)	41,186	40,996	40,995	57	0.1
Weighted average common shares outstanding - diluted	40,811	40,908	(97)	(0.2)	40,765	40,597	40,614	197	0.5
Book value shares (period end)	41,082	41,039	43	0.1	41,232	41,140	41,129	(47)	(0.1)

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

N/M = not meaningful

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Nine Months Ended
	9/30/2016	9/30/2015	$ Change	% Change
Interest income	$536,134	$470,207	65,927	14.0
Interest expense	48,561	43,609	4,952	11.4
Net interest income	487,573	426,598	60,975	14.3
Provision for loan losses	39,255	19,197	20,058	104.5
Net interest income after provision for loan losses	448,318	407,401	40,917	10.0
Mortgage income	67,738	63,897	3,841	6.0
Service charges on deposit accounts	32,957	30,766	2,191	7.1
Title revenue	16,881	17,402	(521)	(3.0)
Broker commissions	11,332	13,462	(2,130)	(15.8)
ATM/debit card fee income	10,636	10,420	216	2.1
Income from bank owned life insurance	3,918	3,260	658	20.2
Gain on sale of available-for-sale securities	1,997	1,569	428	27.3
Other non-interest income	35,124	27,114	8,010	29.5
Total non-interest income	180,583	167,890	12,693	7.6
Salaries and employee benefits	250,875	239,131	11,744	4.9
Occupancy and equipment	50,246	51,613	(1,367)	(2.6)
Amortization of acquisition intangibles	6,328	6,016	312	5.2
Other non-interest expense	107,646	134,570	(26,924)	(20.0)
Total non-interest expense	415,095	431,330	(16,235)	(3.8)
Income before income taxes	213,806	143,961	69,845	48.5
Income tax expense	72,159	45,524	26,635	58.5
Net income	141,647	98,437	43,210	43.9
Preferred stock dividends	(7,020)	—	(7,020)	N/M
Net income available to common shareholders	$134,627	$98,437	36,190	36.8

Income available to common shareholders - basic	$134,627	$98,437	36,190	36.8
Earnings allocated to unvested restricted stock	(1,464)	(1,171)	(293)	25.0
Income allocated to common shareholders	$133,163	$97,266	35,897	36.9

Earnings per common share - basic	$3.27	$2.60	0.67	25.8

Earnings per common share - diluted	3.26	2.59	0.67	25.9
Impact of non-core items (Non-GAAP) (1)	0.01	0.48	(0.47)	(97.9)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$3.27	$3.07	0.20	6.5

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,156	37,917	3,239	8.5
Weighted average common shares outstanding - diluted	40,818	37,532	3,286	8.8
Book value shares (period end)	41,082	41,129	(47)	(0.1)

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

N/M = not meaningful

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Cash and due from banks	$327,799	$288,141	39,658	13.8	$300,207	$241,650	$370,657	(42,858)	(11.6)
Interest-bearing deposits in other banks	773,454	417,157	356,297	85.4	696,448	268,617	311,615	461,839	148.2
Total cash and cash equivalents	1,101,253	705,298	395,955	56.1	996,655	510,267	682,272	418,981	61.4
Investment securities available for sale	2,885,413	2,776,015	109,398	3.9	2,755,425	2,800,286	2,827,805	57,608	2.0
Investment securities held to maturity	90,653	92,904	(2,251)	(2.4)	96,117	98,928	98,330	(7,677)	(7.8)
Total investment securities	2,976,066	2,868,919	107,147	3.7	2,851,542	2,899,214	2,926,135	49,931	1.7
Mortgage loans held for sale	210,866	229,653	(18,787)	(8.2)	192,545	166,247	202,168	8,698	4.3
Loans, net of unearned income	14,924,499	14,722,561	201,938	1.4	14,451,244	14,327,428	14,117,019	807,480	5.7
Allowance for loan losses	(148,193)	(147,452)	(741)	0.5	(146,557)	(138,378)	(130,254)	(17,939)	13.8
Loans, net	14,776,306	14,575,109	201,197	1.4	14,304,687	14,189,050	13,986,765	789,541	5.6
Loss share receivable	24,406	29,224	(4,818)	(16.5)	33,564	39,878	43,443	(19,037)	(43.8)
Premises and equipment	308,932	311,173	(2,241)	(0.7)	314,615	323,902	333,273	(24,341)	(7.3)
Goodwill and other intangibles	761,206	763,387	(2,181)	(0.3)	768,235	765,655	766,589	(5,383)	(0.7)
Other assets	629,531	678,092	(48,561)	(7.2)	630,720	609,855	593,580	35,951	6.1
Total assets	$20,788,566	$20,160,855	627,711	3.1	$20,092,563	$19,504,068	$19,534,225	1,254,341	6.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,787,485	$4,539,254	248,231	5.5	$4,484,024	$4,352,229	$4,392,808	394,677	9.0
NOW accounts	2,904,835	2,985,284	(80,449)	(2.7)	2,960,562	2,974,176	2,635,021	269,814	10.2
Savings and money market accounts	6,646,694	6,188,245	458,449	7.4	6,736,146	6,727,720	6,999,863	(353,169)	(5.0)
Certificates of deposit	2,183,503	2,149,244	34,259	1.6	2,079,834	2,124,623	2,275,373	(91,870)	(4.0)
Total deposits	16,522,517	15,862,027	660,490	4.2	16,260,566	16,178,748	16,303,065	219,452	1.3
Short-term borrowings	360,000	477,620	(117,620)	(24.6)	195,000	110,000	10,000	350,000	3,500.0
Securities sold under agreements to repurchase	353,272	288,017	65,255	22.7	303,238	216,617	212,460	140,812	66.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	552,328	567,326	(14,998)	(2.6)	478,814	220,337	221,863	330,465	149.0
Other liabilities	213,229	208,158	5,071	2.4	186,926	159,421	183,526	29,703	16.2
Total liabilities	18,121,456	17,523,258	598,198	3.4	17,544,654	17,005,233	17,051,024	1,070,432	6.3
Total shareholders' equity	2,667,110	2,637,597	29,513	1.1	2,547,909	2,498,835	2,483,201	183,909	7.4
Total liabilities and shareholders' equity	$20,788,566	$20,160,855	627,711	3.1	$20,092,563	$19,504,068	$19,534,225	1,254,341	6.4

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Cash and due from banks	$299,445	$304,304	(4,859)	(1.6)	$292,476	$352,854	$327,370	(27,925)	(8.5)
Interest-bearing deposits in other banks	536,741	386,139	150,602	39.0	365,709	319,302	682,764	(146,023)	(21.4)
Total cash and cash equivalents	836,186	690,443	145,743	21.1	658,185	672,156	1,010,134	(173,948)	(17.2)
Investment securities available for sale	2,825,030	2,823,292	1,738	0.1	2,797,320	2,829,825	2,660,423	164,607	6.2
Investment securities held to maturity	92,006	94,609	(2,603)	(2.8)	97,391	100,113	99,864	(7,858)	(7.9)
Total investment securities	2,917,036	2,917,901	(865)	0.0	2,894,711	2,929,938	2,760,287	156,749	5.7
Mortgage loans held for sale	219,369	211,468	7,901	3.7	160,873	169,616	200,895	18,474	9.2
Loans, net of unearned income	14,802,199	14,570,945	231,254	1.6	14,354,410	14,185,150	14,009,601	792,598	5.7
Allowance for loan losses	(149,101)	(149,037)	(64)	0.0	(141,393)	(135,209)	(130,367)	(18,734)	14.4
Loans, net	14,653,098	14,421,908	231,190	1.6	14,213,017	14,049,941	13,879,234	773,864	5.6
Loss share receivable	27,694	32,189	(4,495)	(14.0)	37,360	41,205	47,190	(19,496)	(41.3)
Premises and equipment	310,592	313,862	(3,270)	(1.0)	322,086	329,604	339,860	(29,268)	(8.6)
Goodwill and other intangibles	762,196	764,818	(2,622)	(0.3)	765,898	766,664	766,712	(4,516)	(0.6)
Other assets	666,657	651,328	15,329	2.4	609,181	592,042	599,758	66,899	11.2
Total assets	$20,392,828	$20,003,917	388,911	1.9	$19,661,311	$19,551,166	$19,604,070	788,758	4.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,605,447	$4,463,928	141,519	3.2	$4,388,259	$4,459,980	$4,265,912	339,535	8.0
NOW accounts	2,936,130	2,911,510	24,620	0.8	2,859,940	2,720,128	2,655,069	281,061	10.6
Savings and money market accounts	6,359,006	6,486,242	(127,236)	(2.0)	6,598,838	6,899,090	7,104,789	(745,783)	(10.5)
Certificates of deposit	2,176,159	2,117,711	58,448	2.8	2,098,032	2,213,557	2,343,794	(167,635)	(7.2)
Total deposits	16,076,742	15,979,391	97,351	0.6	15,945,069	16,292,755	16,369,564	(292,822)	(1.8)
Short-term borrowings	430,332	358,837	71,495	19.9	277,374	16,109	41,033	389,299	948.7
Securities sold under agreements to repurchase	302,119	265,465	36,654	13.8	217,296	224,255	221,217	80,902	36.6
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	562,598	473,195	89,403	18.9	403,393	220,913	222,906	339,692	152.4
Other liabilities	239,911	203,050	36,861	18.2	167,810	186,382	206,030	33,881	16.4
Total liabilities	17,731,812	17,400,048	331,764	1.9	17,131,052	17,060,524	17,180,860	550,952	3.2
Total shareholders' equity	2,661,016	2,603,869	57,147	2.2	2,530,259	2,490,642	2,423,210	237,806	9.8
Total liabilities and shareholders' equity	$20,392,828	$20,003,917	388,911	1.9	$19,661,311	$19,551,166	$19,604,070	788,758	4.0

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Commercial loans:
Real estate	$6,681,215	$6,472,001	209,214	3.2	$6,230,628	$6,073,511	$5,979,751	701,464	11.7
Commercial and Industrial	3,462,997	3,435,809	27,188	0.8	3,374,382	3,444,578	3,302,971	160,026	4.8
Energy-related (Real Estate and Commercial and Industrial) (1)	599,641	662,034	(62,393)	(9.4)	731,662	680,766	719,456	(119,815)	(16.7)
Total commercial loans	10,743,853	10,569,844	174,009	1.6	10,336,672	10,198,855	10,002,178	741,675	7.4

Residential mortgage loans	1,270,530	1,249,062	21,468	1.7	1,208,391	1,195,319	1,189,941	80,589	6.8

Consumer loans:
Home equity	2,151,130	2,129,812	21,318	1.0	2,091,514	2,066,167	2,015,687	135,443	6.7
Indirect automobile	153,913	182,223	(28,310)	(15.5)	213,179	246,298	281,649	(127,736)	(45.4)
Automobile	152,972	156,597	(3,625)	(2.3)	164,868	169,571	172,947	(19,975)	(11.5)
Credit card	80,959	78,552	2,407	3.1	76,756	77,843	77,284	3,675	4.8
Other	371,142	356,471	14,671	4.1	359,864	373,375	377,333	(6,191)	(1.6)
Total consumer loans	2,910,116	2,903,655	6,461	0.2	2,906,181	2,933,254	2,924,900	(14,784)	(0.5)
Total loans	$14,924,499	$14,722,561	201,938	1.4	$14,451,244	$14,327,428	$14,117,019	807,480	5.7

Allowance for loan losses	$(148,193)	$(147,452)	(741)	0.5	$(146,557)	$(138,378)	$(130,254)	(17,939)	13.8
Loans, net	14,776,306	14,575,109	201,197	1.4	14,304,687	14,189,050	13,986,765	789,541	5.6

Reserve for unfunded commitments	(11,990)	(13,826)	1,836	(13.3)	(14,033)	(14,145)	(14,525)	2,535	(17.5)
Allowance for credit losses	(160,183)	(161,278)	1,095	(0.7)	(160,590)	(152,523)	(144,779)	(15,404)	10.6

ASSET QUALITY DATA (2)
Non-accrual loans (3)	$300,978	$173,312	127,666	73.7	$182,757	$154,425	$165,022	135,956	82.4
Other real estate owned and foreclosed assets	22,085	27,220	(5,135)	(18.9)	31,411	34,131	40,450	(18,365)	(45.4)
Accruing loans more than 90 days past due	5,233	1,580	3,653	231.2	1,068	1,970	2,994	2,239	74.8
Total non-performing assets	$328,296	$202,112	126,184	62.4	$215,236	$190,526	$208,466	119,830	57.5

Loans 30-89 days past due	$50,181	$58,852	(8,671)	(14.7)	$59,074	$35,579	$25,306	24,875	98.3

Non-performing assets to total assets	1.58%	1.00%			1.07%	0.98%	1.07%
Non-performing assets to total loans and OREO	2.20	1.37			1.49	1.33	1.47
Allowance for loan losses to non-performing loans (4)	48.4	84.3			79.7	88.5	77.5
Allowance for loan losses to non-performing assets	45.1	73.0			68.1	72.6	62.5
Allowance for loan losses to total loans	0.99	1.00			1.01	0.97	0.92

Quarter-to-date charge-offs	$11,500	$12,994	(1,494)	(11.5)	$5,560	$4,277	$5,245	6,255	119.3
Quarter-to-date recoveries	(1,277)	(1,071)	(206)	19.2	(1,551)	(1,358)	(2,790)	1,513	(54.2)
Quarter-to-date net charge-offs	$10,223	$11,923	(1,700)	(14.3)	$4,009	$2,919	$2,455	7,768	316.4

Net charge-offs to average loans (annualized)	0.27%	0.33%			0.11%	0.08%	0.07%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) For purposes of this table, non-accrual loans may include acquired loans accounted for under ASC 310-30 that are currently accruing income.
(4) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Commercial loans:
Real estate	$5,419,483	$5,097,689	321,794	6.3	$4,771,690	$4,504,062	$4,321,723	1,097,760	25.4
Commercial and Industrial	3,101,472	3,027,590	73,882	2.4	2,926,686	2,952,102	2,779,503	321,969	11.6
Energy-related (Real Estate and Commercial and Industrial) (1)	598,279	659,510	(61,231)	(9.3)	728,778	677,177	713,935	(115,656)	(16.2)
Total commercial loans	9,119,234	8,784,789	334,445	3.8	8,427,154	8,133,341	7,815,161	1,304,073	16.7

Residential mortgage loans	840,082	794,701	45,381	5.7	730,621	694,023	660,543	179,539	27.2

Consumer loans:
Home equity	1,755,295	1,695,113	60,182	3.6	1,625,812	1,575,643	1,488,796	266,499	17.9
Indirect automobile	153,904	182,199	(28,295)	(15.5)	213,141	246,214	281,522	(127,618)	(45.3)
Automobile	143,355	146,394	(3,039)	(2.1)	153,732	157,579	159,928	(16,573)	(10.4)
Credit card	80,452	78,044	2,408	3.1	76,247	77,261	76,716	3,736	4.9
Other	321,048	303,609	17,439	5.7	301,990	306,459	296,592	24,456	8.2
Total consumer loans	2,454,054	2,405,359	48,695	2.0	2,370,922	2,363,156	2,303,554	150,500	6.5
Total loans	$12,413,370	$11,984,849	428,521	3.6	$11,528,697	$11,190,520	$10,779,258	1,634,112	15.2

Allowance for loan losses	$(108,889)	$(106,861)	(2,028)	1.9	$(105,574)	$(93,808)	$(86,400)	(22,489)	26.0
Loans, net	12,304,481	11,877,988	426,493	3.6	11,423,123	11,096,712	10,692,858	1,611,623	15.1

Reserve for unfunded commitments	(11,990)	(13,826)	1,836	(13.3)	(14,033)	(14,145)	(14,525)	2,535	(17.5)
Allowance for credit losses	(120,879)	(120,687)	(192)	0.2	(119,607)	(107,953)	(100,925)	(19,954)	19.8

ASSET QUALITY DATA (2)
Non-accrual loans	$227,122	$95,096	132,026	138.8	$93,429	$50,928	$51,274	175,848	343.0
Other real estate owned and foreclosed assets	11,538	14,478	(2,940)	(20.3)	17,662	16,491	17,062	(5,524)	(32.4)
Accruing loans more than 90 days past due	4,936	353	4,583	1,298.3	125	624	1,521	3,415	224.5
Total non-performing assets	$243,596	$109,927	133,669	121.6	$111,216	$68,043	$69,857	173,739	248.7

Loans 30-89 days past due	$41,157	$45,906	(4,749)	(10.3)	$42,454	$20,109	$15,718	25,439	161.8

Non-performing assets to total assets	1.33%	0.63%			0.65%	0.42%	0.43%
Non-performing assets to total loans and OREO	1.96	0.92			0.96	0.61	0.65
Allowance for loan losses to non-performing loans (3)	46.9	112.0			112.9	182.0	163.7
Allowance for loan losses to non-performing assets	44.7	97.2			94.9	137.9	123.7
Allowance for loan losses to total loans	0.88	0.89			0.92	0.84	0.80

Quarter-to-date charge-offs	$11,201	$11,969	(768)	(6.4)	$5,389	$3,705	$4,958	6,243	125.9
Quarter-to-date recoveries	(1,102)	(775)	(327)	42.2	(1,247)	(1,145)	(2,524)	1,422	(56.3)
Quarter-to-date net charge-offs	$10,099	$11,194	(1,095)	(9.8)	$4,142	$2,560	$2,434	7,665	314.9
Net charge-offs to average loans (annualized)	0.33%	0.38%			0.15%	0.09%	0.09%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS (1)	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
Commercial loans:
Real estate	$1,261,732	$1,374,312	(112,580)	(8.2)	$1,458,938	$1,569,449	$1,658,028	(396,296)	(23.9)
Commercial and Industrial	361,525	408,219	(46,694)	(11.4)	447,696	492,476	523,468	(161,943)	(30.9)
Energy-related (Real Estate and Commercial and Industrial) (2)	1,362	2,524	(1,162)	(46.0)	2,884	3,589	5,521	(4,159)	(75.3)
Total commercial loans	1,624,619	1,785,055	(160,436)	(9.0)	1,909,518	2,065,514	2,187,017	(562,398)	(25.7)

Residential mortgage loans	430,448	454,361	(23,913)	(5.3)	477,770	501,296	529,398	(98,950)	(18.7)

Consumer loans:
Home equity	395,835	434,699	(38,864)	(8.9)	465,702	490,524	526,891	(131,056)	(24.9)
Indirect automobile	9	24	(15)	(62.5)	38	84	127	(118)	(92.9)
Automobile	9,617	10,203	(586)	(5.7)	11,136	11,992	13,019	(3,402)	(26.1)
Credit card	507	508	(1)	(0.2)	509	582	568	(61)	(10.7)
Other	50,094	52,862	(2,768)	(5.2)	57,874	66,916	80,741	(30,647)	(38.0)
Total consumer loans	456,062	498,296	(42,234)	(8.5)	535,259	570,098	621,346	(165,284)	(26.6)
Total loans	$2,511,129	$2,737,712	(226,583)	(8.3)	$2,922,547	$3,136,908	$3,337,761	(826,632)	(24.8)

Allowance for loan losses	$(39,304)	$(40,591)	1,287	(3.2)	$(40,983)	$(44,570)	$(43,854)	4,550	(10.4)
Loans, net	2,471,825	2,697,121	(225,296)	(8.4)	2,881,564	3,092,338	3,293,907	(822,082)	(25.0)

ACQUIRED ASSET QUALITY DATA (1) (3)
Non-accrual loans (4)	$73,856	$78,216	(4,360)	(5.6)	$89,328	$103,497	$113,748	(39,892)	(35.1)
Other real estate owned and foreclosed assets	10,547	12,742	(2,195)	(17.2)	13,749	17,640	23,388	(12,841)	(54.9)
Accruing loans more than 90 days past due	297	1,227	(930)	(75.8)	943	1,346	1,473	(1,176)	(79.8)
Total non-performing assets	$84,700	$92,185	(7,485)	(8.1)	$104,020	$122,483	$138,609	(53,909)	(38.9)

Loans 30-89 days past due	$9,024	$12,946	(3,922)	(30.3)	$16,620	$15,470	$9,588	(564)	(5.9)

Non-performing assets to total assets	3.36%	3.35%			3.50%	3.84%	4.07%
Non-performing assets to total loans and OREO	3.36	3.35			3.54	3.88	4.12
Allowance for loan losses to non-performing loans	53.0	51.1			45.4	42.5	38.1
Allowance for loan losses to non-performing assets	46.4	44.0			39.4	36.4	31.6
Allowance for loan losses to total loans	1.57	1.48			1.40	1.42	1.31

Quarter-to-date charge-offs	$299	$1,025	(726)	(70.8)	$171	$572	$287	12	4.2
Quarter-to-date recoveries	(175)	(296)	121	(40.9)	(304)	(213)	(266)	91	(34.2)
Quarter-to-date net charge-offs/(recoveries)	$124	$729	(605)	(83.0)	$(133)	$359	$21	103	490.5

Net charge-offs/(recoveries) to average loans (annualized)	0.02%	0.10%			(0.02)%	0.04%	0.00%

(1) For purposes of this table, acquired loans and acquired non-performing assets are presented only. Non-performing assets include all loans meeting non-performing asset criteria.
(2) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(4) For purposes of this table, non-accrual loans may include acquired loans accounted for under ASC 310-30 that are currently accruing income.

Table 8 - IBERIABANK CORPORATION
ENERGY-RELATED LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

ENERGY-RELATED			Linked Qtr Change					Year/Year Change
LOANS (1)	9/30/2016	6/30/2016	$	%	3/31/2016	12/31/2015	9/30/2015	$	%
E&P	$301,223	$328,066	(26,843)	(8.2)	$369,725	$314,381	$335,837	(34,614)	(10.3)
Midstream	110,821	123,687	(12,866)	(10.4)	130,556	116,623	122,863	(12,042)	(9.8)
Service	187,597	210,281	(22,684)	(10.8)	231,381	249,762	260,756	(73,159)	(28.1)
Total energy-related loans	$599,641	$662,034	(62,393)	(9.4)	$731,662	$680,766	$719,456	(119,815)	(16.7)

E&P	$545,383	$572,267	(26,884)	(4.7)	$677,258	$717,109	$753,505	(208,122)	(27.6)
Midstream	198,618	201,555	(2,937)	(1.5)	206,504	204,326	200,893	(2,275)	(1.1)
Service	261,450	295,591	(34,141)	(11.6)	329,282	369,751	422,324	(160,874)	(38.1)
Total energy-related commitments	$1,005,451	$1,069,413	(63,962)	(6.0)	$1,213,044	$1,291,186	$1,376,722	(371,271)	(27.0)

Total loans	$14,924,499	$14,722,561	201,938	1.4	$14,451,244	$14,327,428	$14,117,019	807,480	5.7
Energy outstandings as a % of total loans	4.0%	4.5%			5.1%	4.8%	5.1%
Energy commitments as a % of total commitments	5.1%	5.4%			6.3%	6.8%	7.4%

Allowance for loan losses	$(28,215)	$(33,040)	4,825	(14.6)	$(38,495)	$(23,987)	$(15,335)	(12,880)	84.0
Reserve for unfunded commitments	(953)	(2,223)	1,270	(57.1)	(903)	(2,666)	$(3,633)	2,680	(73.8)
Allowance for credit losses	(29,168)	(35,263)	6,095	(17.3)	(39,398)	(26,653)	(18,968)	(10,200)	53.8

ASSET QUALITY DATA (2)
Non-accrual loans	$153,620	$60,814	92,806	152.6	$46,223	$8,449	$4,870	148,750	3,054.4
Other real estate owned and foreclosed assets	—	—	—	—	—	—	—	—	—
Accruing loans more than 90 days past due	—	—	—	—	—	—	—	—	—
Total non-performing assets	$153,620	$60,814	92,806	152.6	$46,223	$8,449	$4,870	148,750	3,054.4

Loans 30-89 days past due	$—	$3,055	(3,055)	100.0	$—	$15	$477	(477)	100.0

Non-performing assets to total energy-related loans and OREO	25.62%	9.19%	6.32%	1.24%	0.68%
Allowance for loan losses to non-performing loans (3)	18.4	54.3	83.3	283.9	314.9
Allowance for loan losses to non-performing assets	18.4	54.3	83.3	283.9	314.9
Allowance for loan losses to total energy-related loans	4.71	4.99	5.26	3.52	2.13

Quarter-to-date charge-offs	$6,957	$7,715	$—	$—	$—
Quarter-to-date recoveries	—	—	—	—	—
Quarter-to-date net charge-offs	$6,957	$7,715	$—	$—	$—
Net charge-offs to average loans (annualized)	4.39%	4.44%	0.00%	0.00%	0.00%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 9 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2016			6/30/2016			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$10,646,874	$116,653	4.34%	$10,458,822	$114,588	4.39%	(5)
Residential mortgage loans	1,254,665	13,718	4.37	1,221,254	13,781	4.51	(14)
Consumer loans	2,900,660	37,413	5.13	2,890,869	37,200	5.18	(5)
Total loans	14,802,199	167,784	4.50	14,570,945	165,569	4.55	(5)
Loss share receivable	27,694	(3,935)	(55.61)	32,189	(4,163)	(51.16)	(445)
Total loans and loss share receivable	14,829,893	163,849	4.39	14,603,134	161,406	4.43	(4)
Mortgage loans held for sale	219,369	1,774	3.24	211,468	1,850	3.50	(26)
Investment securities (2)	2,830,892	13,815	2.09	2,856,805	14,663	2.18	(9)
Other earning assets	641,080	1,066	0.66	483,597	775	0.64	2
Total earning assets	18,521,234	180,504	3.89	18,155,004	178,694	3.97	(8)
Allowance for loan losses	(149,101)			(149,037)
Non-earning assets	2,020,695			1,997,950
Total assets	$20,392,828			$20,003,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,936,130	2,313	0.31	$2,911,510	2,080	0.29	2
Savings and money market accounts	6,359,006	5,826	0.36	6,486,242	5,527	0.34	2
Certificates of deposit	2,176,159	4,592	0.84	2,117,711	4,309	0.82	2
Total interest-bearing deposits (3)	11,471,295	12,731	0.44	11,515,463	11,916	0.42	2
Short-term borrowings	732,451	753	0.40	624,302	662	0.42	(2)
Long-term debt	682,708	3,603	2.06	593,305	3,363	2.24	(18)
Total interest-bearing liabilities	12,886,454	17,087	0.53	12,733,070	15,941	0.50	3
Non-interest-bearing deposits	4,605,447			4,463,928
Non-interest-bearing liabilities	239,911			203,050
Total liabilities	17,731,812			17,400,048
Total shareholders' equity	2,661,016			2,603,869
Total liabilities and shareholders' equity	$20,392,828			$20,003,917

Net interest income/Net interest spread		$163,417	3.36%		$162,753	3.47%	(11)
Tax-equivalent benefit		2,378	0.05		2,332	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$165,795	3.53%		$165,085	3.61%	(8)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2016 and June 30, 2016 total 0.32% and 0.30%, respectively.

TABLE 9 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2016			12/31/2015			9/30/2015
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans	$10,250,555	$113,417	4.43%	$10,062,680	$114,153	4.50%	$9,915,593	$110,282	4.41%
Residential mortgage loans	1,202,692	13,429	4.47	1,193,488	12,819	4.30	1,180,725	13,156	4.46
Consumer loans	2,901,163	37,145	5.15	2,928,982	36,553	4.95	2,913,283	36,477	4.97
Total loans	14,354,410	163,991	4.58	14,185,150	163,525	4.57	14,009,601	159,915	4.53
Loss share receivable	37,360	(4,386)	(46.44)	41,205	(4,490)	(42.63)	47,190	(5,600)	(46.43)
Total loans and loss share receivable	14,391,770	159,605	4.45	14,226,355	159,035	4.44	14,056,791	154,315	4.36
Mortgage loans held for sale	160,873	1,401	3.48	169,616	1,422	3.35	200,895	1,847	3.68
Investment securities (2)	2,866,974	15,212	2.25	2,901,388	15,149	2.21	2,697,617	13,730	2.16
Other earning assets	453,737	718	0.64	390,571	1,045	1.06	756,277	1,185	0.62
Total earning assets	17,873,354	176,936	3.99	17,687,930	176,651	3.99	17,711,580	171,077	3.86
Allowance for loan losses	(141,393)			(135,209)			(130,367)
Non-earning assets	1,929,350			1,998,445			2,022,857
Total assets	$19,661,311			$19,551,166			$19,604,070

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,859,940	1,940	0.27	$2,720,128	1,861	0.27	$2,655,069	1,725	0.26
Savings and money market accounts	6,598,838	5,640	0.34	6,899,090	6,172	0.35	7,104,789	6,460	0.36
Certificates of deposit	2,098,032	4,354	0.83	2,213,557	4,727	0.85	2,343,794	5,039	0.85
Total interest-bearing deposits (3)	11,556,810	11,934	0.42	11,832,775	12,760	0.43	12,103,652	13,224	0.43
Short-term borrowings	494,670	485	0.39	240,365	98	0.16	262,250	116	0.17
Long-term debt	523,503	3,114	2.35	341,022	2,633	3.02	343,016	2,620	2.99
Total interest-bearing liabilities	12,574,983	15,533	0.49	12,414,162	15,491	0.49	12,708,918	15,960	0.50
Non-interest-bearing deposits	4,388,259			4,459,980			4,265,912
Non-interest-bearing liabilities	167,810			186,382			206,030
Total liabilities	17,131,052			17,060,524			17,180,860
Total shareholders' equity	2,530,259			2,490,642			2,423,210
Total liabilities and shareholders' equity	$19,661,311			$19,551,166			$19,604,070

Net interest income/Net interest spread		$161,403	3.50%		$161,160	3.50%		$155,117	3.36%
Tax-equivalent benefit		2,361	0.05		2,384	0.05		2,185	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$163,764	3.64%		$163,544	3.64%		$157,302	3.50%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2016, December 31, 2015 and September 30, 2015 total 0.30%, 0.31% and 0.32%, respectively.

TABLE 10 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Nine Months Ended
	9/30/2016			9/30/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$10,452,794	$344,658	4.39%	$9,032,618	$297,199	4.40%	(1)
Residential mortgage loans	1,226,307	40,928	4.45	1,156,101	41,129	4.74	(29)
Consumer loans	2,897,576	111,758	5.15	2,777,330	105,113	5.06	9
Total loans	14,576,677	497,344	4.54	12,966,049	443,441	4.57	(3)
Loss share receivable	32,398	(12,484)	(50.63)	56,299	(19,011)	(44.53)	(610)
Total loans and loss share receivable	14,609,075	484,860	4.42	13,022,348	424,430	4.36	6
Mortgage loans held for sale	197,317	5,025	3.40	179,211	4,742	3.53	(13)
Investment securities (2)	2,851,482	43,691	2.17	2,492,826	38,017	2.15	2
Other earning assets	526,557	2,558	0.65	608,578	3,018	0.66	(1)
Total earning assets	18,184,431	536,134	3.95	16,302,963	470,207	3.87	8
Allowance for loan losses	(146,520)			(129,325)
Non-earning assets	1,982,804			1,842,042
Total assets	$20,020,715			$18,015,680

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,902,649	6,334	0.29	$2,587,020	5,042	0.26	3
Savings and money market accounts	6,480,916	16,992	0.35	6,064,012	14,892	0.33	2
Certificates of deposit	2,130,800	13,255	0.83	2,275,968	14,410	0.85	(2)
Total interest-bearing deposits (3)	11,514,365	36,581	0.42	10,927,000	34,344	0.42	—
Short-term borrowings	617,562	1,900	0.40	488,574	699	0.19	21
Long-term debt	600,141	10,080	2.21	404,125	8,566	2.80	(59)
Total interest-bearing liabilities	12,732,068	48,561	0.51	11,819,699	43,609	0.49	2
Non-interest-bearing deposits	4,486,314			3,840,738
Non-interest-bearing liabilities	203,723			171,585
Total liabilities	17,422,105			15,832,022
Total shareholders' equity	2,598,610			2,183,658
Total liabilities and shareholders' equity	$20,020,715			$18,015,680

Net interest income/Net interest spread		$487,573	3.44%		$426,598	3.38%	6
Tax-equivalent benefit		7,071	0.05		6,221	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$494,644	3.59%		$432,819	3.52%	7

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the nine months ended September 30, 2016 and 2015 total 0.30% and 0.31%, respectively .

Table 11 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	9/30/2016			6/30/2016			3/31/2016			12/31/2015			9/30/2015
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$123	$12,183	3.97%	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%
Acquired loans (1)	41	2,647	6.10	43	2,866	6.01	45	3,073	5.84	50	3,277	5.97	49	3,486	5.59
Total loans	$164	$14,830	4.40%	$161	$14,603	4.45%	$160	$14,392	4.46%	$159	$14,226	4.44%	$154	$14,057	4.36%

	9/30/2016			6/30/2016			3/31/2016			12/31/15			9/30/2015
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(9)	76	1.49	(9)	84	(1.33)	(7)	86	(1.04)	(11)	87	(1.41)	(8)	92	(0.90)
Total loans	$(9)	$76	(0.27)%	$(9)	$84	(0.26)%	$(7)	$86	(0.21)%	$(11)	$87	(0.33)%	$(8)	$92	(0.24)%

	9/30/2016			6/30/2016			3/31/2016			12/31/15			9/30/2015
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$123	$12,183	3.97%	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%
Acquired loans (1)	32	2,723	4.61	34	2,950	4.68	38	3,159	4.80	39	3,364	4.56	41	3,578	4.69
Total loans	$155	$14,906	4.13%	$152	$14,687	4.19%	$153	$14,478	4.25%	$148	$14,313	4.11%	$146	$14,149	4.12%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2016			6/30/2016			3/31/2016
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$72,615	$44,478	$1.08	$76,300	$49,956	$1.21	$64,891	$40,193	$0.97

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(12)	(8)	—	(1,789)	(1,163)	(0.03)	(196)	(127)	—

Non-interest expense adjustments:
Merger-related expense	—	—	—	—	—	—	3	2	—
Severance expense	—	—	—	140	91	—	454	295	0.01
Impairment of long-lived assets, net of (gain) loss on sale	—	—	—	(1,256)	(816)	(0.02)	1,044	679	0.01
Other non-core non-interest expense	—	—	—	1,177	765	0.02	1,091	709	0.02
Total non-interest expense adjustments	—	—	—	61	40	—	2,592	1,685	0.04
Income tax benefits	—	—	—	—	—	—	—	—	—
Core earnings (Non-GAAP)	72,603	44,470	1.08	74,572	48,833	1.18	67,287	41,751	1.01
Provision for loan losses	12,484	8,115	0.20	11,866	7,712	0.19	14,905	9,688	0.24
Core pre-provision earnings (Non-GAAP)	$85,087	$52,585	$1.28	$86,438	$56,545	$1.37	$82,192	$51,439	$1.25

	For the Three Months Ended
	12/31/2015			9/30/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$62,977	$44,407	$1.08	$62,565	$42,475	$1.03

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(157)	(102)	—	(2,221)	(1,444)	(0.04)

Non-interest expense adjustments:
Merger-related expense	(166)	(108)	—	2,212	1,438	0.04
Severance expense	1,842	1,197	0.03	304	198	—
Impairment of long-lived assets, net of (gain) loss on sale	3,396	2,207	0.05	1,713	1,113	0.03
Other non-core non-interest expense	(208)	(135)	—	242	157	—
Total non-interest expense adjustments	4,864	3,161	0.08	4,471	2,906	0.07
Income tax benefits	—	(2,041)	(0.05)	—	—	—
Core earnings (Non-GAAP)	67,684	45,425	1.11	64,815	43,937	1.07
Provision for loan losses	11,711	7,612	0.19	5,062	3,291	0.08
Core pre-provision earnings (Non-GAAP)	$79,395	$53,037	$1.30	$69,877	$47,228	$1.15

(1) After-tax amounts calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 12 Continued - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Nine Months Ended
	9/30/2016			9/30/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$213,806	$134,627	$3.26	$143,961	$98,437	$2.59

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(1,997)	(1,298)	(0.03)	(3,876)	(2,519)	(0.07)

Non-interest expense adjustments:
Merger-related expense	3	2	—	24,240	15,969	0.42
Severance expense	594	386	0.01	751	489	0.01
Impairment of long-lived assets, net of (gain) loss on sale	(212)	(137)	(0.01)	3,863	2,510	0.07
Other non-core non-interest expense	2,268	1,474	0.04	2,742	1,782	0.05
Total non-interest expense adjustments	2,653	1,725	0.04	31,596	20,750	0.55
Income tax benefits	—	—	—	—	—	—
Core earnings (Non-GAAP)	214,462	135,054	3.27	171,681	116,668	3.07
Provision for loan losses	39,255	25,516	0.63	19,197	12,479	0.33
Core pre-provision earnings (Non-GAAP)	$253,717	$160,570	$3.90	$190,878	$129,147	$3.40

(1) After-tax amounts calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 13 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Net interest income (GAAP)	$163,417	$162,753	$161,403	$161,160	$155,117
Add: Effect of tax benefit on interest income	2,378	2,332	2,361	2,384	2,185
Net interest income (TE) (Non-GAAP) (1)	165,795	165,085	163,764	163,544	157,302

Non-interest income (GAAP)	59,821	64,917	55,845	52,503	57,478
Add: Effect of tax benefit on non-interest income	703	760	647	590	589
Non-interest income (TE) (Non-GAAP) (1)	60,524	65,677	56,492	53,093	58,067
Taxable equivalent revenues (Non-GAAP) (1)	226,319	230,762	220,256	216,637	215,369
Securities gains and other non-interest income	(12)	(1,789)	(196)	(157)	(2,221)
Core taxable equivalent revenues (Non-GAAP) (1)	$226,307	$228,973	$220,060	$216,480	$213,148

Total non-interest expense (GAAP)	$138,139	$139,504	$137,452	$138,975	$144,968
Less: Intangible amortization expense	2,106	2,109	2,113	1,795	2,338
Tangible non-interest expense (Non-GAAP) (2)	136,033	137,395	135,339	137,180	142,630
Less: Merger-related expense	—	—	3	(166)	2,212
Severance expense	—	140	454	1,842	304
(Gain) Loss on sale of long-lived assets, net of impairment	—	(1,256)	1,044	3,396	1,713
Other non-core non-interest expense	—	1,177	1,091	(208)	242
Core tangible non-interest expense (Non-GAAP) (2)	$136,033	$137,334	$132,747	$132,316	$138,159

Return on average assets (GAAP)	0.94%	1.02%	0.87%	0.90%	0.86%
Effect of non-core revenues and expenses	0.00	(0.02)	0.03	0.02	0.03
Core return on average assets (Non-GAAP)	0.94%	1.00%	0.90%	0.92%	0.89%

Efficiency ratio (GAAP)	61.9%	61.3%	63.3%	65.0%	68.2%
Effect of tax benefit related to tax-exempt income	(0.9)	(0.8)	(0.9)	(0.8)	(0.9)
Efficiency ratio (TE) (Non-GAAP) (1)	61.0%	60.5%	62.4%	64.2%	67.3%
Effect of amortization of intangibles	(0.9)	(0.9)	(1.0)	(0.8)	(1.1)
Effect of non-core items	0.0	0.4	(1.1)	(2.3)	(1.4)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	60.1%	60.0%	60.3%	61.1%	64.8%

Return on average common equity (GAAP)	7.00%	8.05%	6.59%	7.30%	7.09%
Effect of intangibles (2)	3.30	3.85	3.30	3.65	3.73
Effect of non-core revenues and expenses	0.00	(0.26)	0.37	0.25	0.36
Core return on average tangible common equity (Non-GAAP) (2)	10.30%	11.64%	10.26%	11.20%	11.18%

Total shareholders' equity (GAAP)	$2,667,110	$2,637,597	$2,547,909	$2,498,835	$2,483,201
Less: Goodwill and other intangibles	757,856	759,966	764,730	761,871	762,500
Preferred stock	132,097	132,098	76,812	76,812	77,463
Tangible common equity (Non-GAAP) (2)	$1,777,157	$1,745,533	$1,706,367	$1,660,152	$1,643,238

Total assets (GAAP)	$20,788,566	$20,160,855	$20,092,563	$19,504,068	$19,534,225
Less: Goodwill and other intangibles	757,856	759,966	764,730	761,871	762,500
Tangible assets (Non-GAAP) (2)	$20,030,710	$19,400,889	$19,327,833	$18,742,197	$18,771,725
Tangible common equity ratio (Non-GAAP) (2)	8.87%	9.00%	8.83%	8.86%	8.75%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.

(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.